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                                                                  EXHIBIT 23 (a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-4 of our report dated March 3, 2003, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 14, 2003